SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549

                                   FORM 8-K


                                CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       February 24, 2004



                            THE YORK WATER COMPANY
            (Exact name of Registrant as specified in its Charter)



Pennsylvania                       0-690                      23-1242500
(State or other jurisdiction   (Commission              (I.R.S. Employer
 of incorporation)             File Number)          Identification No.)



130 East Market Street, York, Pennsylvania                         17401
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number including Area Code           717-845-3601




         (Former name or former address, if changed since last report.)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

99.1 Press Release, February 24, 2004, issued by The York Water Company.

Item 12.  Disclosure of Results of Operations and Financial Condition.

On February 24, 2004, The York Water Company issued a press release announcing its fourth quarter and annual 2003 financial results.
The press release is being furnished with this Current Report on Form 8-K Exhibit 99.1 and is hereby incorporated herein by reference.
This report (including the exhibit) shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Registrant pursuant to the Securities Act of 1933, a amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Exhibit 99.1

News Release                                          THE YORK WATER COMPANY

                                                      130 East Market Street
                                                             York, PA  17401

Contact:  Jeffrey S. Osman, President & Chief Executive Officer
  Or
          Kathleen M. Miller, Chief Financial Officer

Phone:   (717) 845-3601                                FOR IMMEDIATE RELEASE

              YORK WATER COMPANY ANNOUNCES RECORD EARNINGS FOR 2003


         York, Pennsylvania, February 24, 2004: The York Water Company's (Nasdaq: YORW) President, Jeffrey S. Osman, announced today that the Company has achieved record operating revenues and net income for the year 2003. Improved revenues and net income are attributed to customer growth and increased rates, which became effective June 26, 2003.

         President Osman reported that the operating revenues of $20,889,000 were up 6.8% and that net income of $4,448,000 increased 17.4% compared to 2002.

         During the year, the Company incurred over $11.5 million on construction projects, primarily on its water distribution system to expand its service territory, and additionally on the Susquehanna River pipeline project and various main relinings. The pipeline project will connect the Susquehanna River to the Company's Lake Redman. This major water project will provide an additional source of supply for the Company to continue to expand its customer base. The Company installed over 79,000 feet of pipe during 2003.

     Operating revenues for the fourth quarter increased $576,000 or 12.2% over the fourth quarter of 2002. Net income for the fourth quarter increased $269,000 or 30.6% compared to the fourth quarter 2002, primarily due to the increase in operating revenues.









                                                     Period Ended December 31
                                                    In 000's (except per share)
                                                     Quarter      Twelve Months
                                                2003   2002      2003     2002
Water Operating Revenues                      $5,297  $4,721   $20,889  $19,553
Net Income                                    $1,147  $  878   $ 4,448  $ 3,790
Average Number of Common Shares Outstanding    6,386   6,330     6,386    6,330
Basic Earnings Per Common Share                $0.18   $0.14     $0.70    $0.60
Dividends Paid Per Common Share                $0.15   $0.14     $0.55    $0.53

                                        ###

SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  The York Water Company
                                                      (Registrant)


Dated:  February 24, 2004           By:          /S/ Kathleen M. Miller
                                                (Kathleen M. Miller)
                                                Chief Financial Officer